UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(C) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

JANUS RESOURCES, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock, Par Value $0.00001

2)	Aggregate number of securities to which transaction applies:

63,075,122

3)            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):________________

4)	Proposed maximum aggregate value of transaction:_________

5)	Total fee paid:_______________________________________

☐	Fee paid previously with preliminary materials.

☐            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:______________________________

2)	Form, Schedule or Registration Statement No.:_____________

3)	Filing Party:________________________________________

4)	Date Filed:_________________________________________

JANUS RESOURCES, INC.
430 Park Avenue, Suite 702
New York, NY 10022
Telephone: (212) 246-3030

INFORMATION STATEMENT

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C Thereunder

To the Stockholders of Janus Resources, Inc.:

This Information Statement is being furnished on or about December 1, 2011, by the Board of Directors (the “Board”) of Janus Resource, Inc., a Nevada corporation (the “Company”), to the holders of record of the Company’s issued and outstanding common stock, par value $0.00001 per share (“Common Stock”), as of the close of business on October 10, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform holders of Common Stock that on November 25, 2011, shareholders owning a majority of the Company’s issued and outstanding Common Stock executed a written consent (the “Written Consent”) approving the following actions:

1.
Election of Messrs. Antonino Cacace, David Jenkins and Joseph Sierchio as Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and have qualified or their earlier resignation;

2.	Ratification of the selection of Peterson Sullivan, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2011.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock as of the Record Date and is sufficient under Chapter 78 of the Nevada Revised Statutes (the “NRS”) and the Company’s Bylaws to approve the above actions.

This Information Statement is being mailed on or about December 1, 2011, to the Company’s stockholders of record as of the Record Date. The Company anticipates that the actions to be taken pursuant to the Written Consent will be taken no earlier than 20 days after the mailing of this Information Statement.

This is not a notice of a meeting of Stockholders and no Stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

By: /s/ Antonino Cacace
Name: Antonino Cacace
Title:   President, Chief Executive Officer and Director

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein

Janus Resources, Inc.
430 Park Avenue, Suite 702
New York, NY 10022

Information Statement
Pursuant to Section 14 of the Securities Exchange Act of 1934
And Regulation 14C and Schedule 14C Thereunder

This Information Statement is being first mailed on or about December 1, 2011, to stockholders of record of the Company as of the Record Date by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION AND THE CERTIFICATE OF CHANGE.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the NRS Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment and Certificate of Change require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock.

On the Record Date, the Company had 63,075,122 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share and no shares of preferred stock issued and outstanding.

CONSENTING STOCKHOLDERS

On November 25, 2011, the record holders of 37,064,800 shares of our Common Stock, making up approximately 58.8% of our issued and outstanding shares of Common Stock, executed the Written Consent.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the election of Messrs. Antonino Cacace, David Jenkins and Joseph Sierchio to serve as Directors of the Company until the next Annual Meeting of Stockholders or until their respective successors are duly elected and have qualified or their earlier resignation and the ratification of the selection of Peterson Sullivan, LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2011. The Company is not seeking written consent from any other Stockholders, and the other Stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent and giving Stockholders notice of such actions taken as required by the Exchange Act.

DIRECTORS AND EXECUTIVE OFFICERS

The following table and text set forth the names and ages of all of our directors and executive officers as of the Record Date. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.

Name	Age	Position	Director / Officer Since

Antonino Cacace	65	President, Chief Executive Officer, Chief Financial Officer, and Director	August 2010
David Jenkins	58	Director	August 2010
Joseph Sierchio	62	Director	August 2010

Former Directors and Officers

Set forth below are the names of all former directors and executive officers of the Company, all positions and offices with the Company held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years.

Name	Age	Former Positions With Company	Date Assumed Position(s)	Date Resigned Position(s)
Derek Cooper	33	Former President, Chief Executive Officer, Chief Financial Officer and Director	January 9, 2009	August 27, 2010
Jeet Sidhu	39	Former Director	September 12, 2008	August 26, 2010
Christian Hudson	45	Former Director	September 12, 2008	August 26, 2010
Frank Fabio	59	Former Chief Financial Officer and Secretary	September 12, 2008	January 9, 2009
Harmel Rayat	50	Former President and Chief Executive Officer, former Secretary, Treasurer and Principal Financial Officer and former Director	March 18, 1996	September 12, 2008
Timothy Luu	47	Former Director	February 7, 2005	September 12, 2008

Director Nominees

This year’s nominees for director currently serve as directors of the Company. The following table sets forth the names and positions of each nominee for director and our executive officers. Additional biographical information concerning these individuals including directorships at other public companies, as well as the specific experiences, qualifications, attributes and skills that have led the Board to determine that such Board members should serve on the Board of Directors is provided in the text following the table.

Name	Age	Position

Antonino Cacace	65	President, Chief Executive Officer, Chief Financial Officer, and Director
David Jenkins	58	Current Director
Joseph Sierchio	62	Current Director

Mr. Antonino Cacace. Mr. Cacace has been involved in the steel, mining and mineral exploration business since 1975. He has provided strategic advice to various governments in the viability, joint-venturing of mining, agro-industrial and industrial green-field projects in Central and West African countries and has invented and developed unique technologies to produce steel products. Mr. Cacace has 30 years of experience with publicly traded companies, from start-ups through several IPOs on Canadian, US and European stock exchanges. Mr. Cacace was invited to join the Board of Directors due to his experience with public companies in the matters relating to management, administration, financial reporting, legal compliance and business development.

Mr. David Jenkins. Mr. Jenkins has been involved in the energy and mining industry since 1990 and possesses business experience and expertise in the areas of mineral exploration, corporate finance and corporate administration and management. Mr. Jenkins is the President of J2 Capital Partners LLC, a private investment firm specializing in early stage investment and management in the resource industry. Additionally, Mr. Jenkins is or has been an officer and director of a number of publicly traded mineral exploration companies in Canada and the Unities States whose properties have been located in many different jurisdictions worldwide. Mr. Jenkins was invited to join the Board of Directors due to his experience with public companies in the matters relating to management, administration, financial reporting, legal compliance and business development.

Mr. Joseph Sierchio. Since 1975, Mr. Sierchio has practiced corporate and securities law in New York City, representing and offering counsel to domestic and foreign corporations, investors, entrepreneurs, and public and private companies in the United States, Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio earned his Doctor of Law degree at Cornell University Law School in 1974, and a Bachelor of Arts degree, with Highest Distinction in Economics, from Rutgers College at Rutgers University, in 1971. Mr. Sierchio is also a member of Sierchio & Company, LLP. Mr. Sierchio serves as a director of a number of privately held and public companies, including, HepaLife Technologies, Inc., New Energy Technologies, Inc. and BluFlow Technologies, Inc. Mr. Sierchio was invited to join the Board of Directors due to his extensive experience representing public companies with respect to finance, contract, governance and compliance matters and general business development.

CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

We believe the Board, to the extent that our limited resources permit, should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to the business of the Company; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of all Stockholders.

The Board has determined that the Board of Directors as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board believes it should be comprised of persons with skills in areas such as: finance; real estate; banking; strategic planning; human resources and diversity; leadership of business organizations; and legal matters. The Board may also consider in its assessment of the Board’s diversity, in its broadest sense, reflecting, but not limited to, age, geography, gender and ethnicity.

In addition to the targeted skill areas, the Board looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to the Board, including:

•	Strategy – knowledge of the Company business model, the formulation of corporate strategies, knowledge of key competitors and markets;
•	Leadership – skills in coaching and working with senior executives and the ability to assist the Chief Executive Officer;
•	Organizational Issues – understanding of strategy implementation, change management processes, group effectiveness and organizational design;
•	Relationships – understanding how to interact with investors, accountants, attorneys, management companies, analysts, and communities in which the Company operates;
•	Functional Matter – understanding of finance and accounting, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and
•	Ethics – the ability to identify and raise key ethical issues concerning the activities of the Company and senior management as they affect the business community and society.

Nomination Procedures

We have no nominating committee, and all nominating functions are handled directly by the full Board of Directors, which the Board believes is the most effective and efficient approach, based on the size of the Board and the current and anticipated operations and needs of the Company. As outlined above in selecting a qualified nominee, the Board considers such factors as it deems appropriate which may include: the current composition of the Board; the range of talents of the nominee that would best complement those already represented on the Board; the extent to which the nominee would diversify the Board; the nominee's standards of integrity, commitment and independence of thought and judgment; and the need for specialized expertise. Applying these criteria, the Board considers candidates for Board membership suggested by its members, as well as management and Stockholders. Stockholders of record may nominate directors in accordance with the Company's Bylaws which require among other items notice sent to the Company's Secretary not less than 60 days prior to a Stockholder meeting that will include the election of board members. No nominations other than those made by the Board were received for the Annual Stockholder Meeting.

Code of Ethics

We have adopted a Code of Ethics that applies to all of the Company’s officers, directors and employees, including its Chief Financial Officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and applicable Financial Industry Regulatory Authority (“FINRA”) listing standards. Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability.

Corporate Governance

We have adopted Corporate Governance Guidelines applicable to our Board of Directors.

Director Independence

Our securities are not listed on a U.S. securities exchange and, therefore, is not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, the Company’s Board of Directors has determined that Messrs. Jenkins and Sierchio are independent from the Company’s management and qualify as an “Independent Director” under the standards of independence under the applicable FINRA listing standards. This means that, in the judgment of the Board of Directors, each of Messrs. Jenkins and Sierchio (1) is not an officer or employee of the Company or its subsidiaries, or (2) has not had any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. Upon the Company’s listing on any national securities exchange or any inter-dealer quotation system, it will elect such independent directors as is necessary under the rules of any such securities exchange.

Certain Relationships

There are no family relationships among or between any of our officers and directors.

Our proposed business raises potential conflicts of interests between certain of our officers and directors and us. Certain of our directors are directors of other companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of its interest in a particular program to another of these companies due to the financial position of the company making the assignment.

In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time. Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest. We are not aware of the existence of any conflict of interest as described herein.

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance, of the Exchange Act of 1934

Based on information provided to the Company, it is believed that all of the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock were in compliance with Section 16(a) of the Exchange Act of 1934 during the last fiscal year. During the year ended December 31, 2010, all of the Company’s directors, executive officers and Company’s common stock were in compliance with section 16(a) of the Exchange Act of 1934.

Legal Proceedings

During the past ten years none of our directors, executive officers, promoters or control persons has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•	the subject of any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
(i) any Federal or State securities or commodities law or regulation; or
(ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.
•
any federal or state judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (excluding settlements between private parties); and

•	any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Compensation of Directors

We do not pay director compensation to directors who are also our employees. Our Board of Directors determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
•	Compensation should align the directors’ interests with the long-term interests of stockholders; and
•	Compensation should assist with attracting and retaining qualified directors.

Non-employee directors receive $2,000 per month for their services as directors plus $500 for each board meeting attended in excess of five per year. Directors are entitled to participate in our 2001 Incentive Stock Option Plan. We also reimburse our directors for any actual expenses incurred to attend meetings of the Board.

The table below outlines director compensation for the fiscal year ended December 31, 2010.

Name	Fees earned or paid in cash (1)	Stock awards Aggregate Grant Date Fair Value	Option awards Aggregate Grant Date Fair Value	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
David Jenkins	$10,000	$0	$0	$0	$0	$0	$10,000
Joseph Sierchio	$10,000	$0	$0	$0	$0	$0	$10,000

(1) The amounts in this column represent compensation for their roles as directors.

We have no other arrangements pursuant to which any our directors were compensated during the years ended December 31, 2010 and 2009 for services as a director.

Board Leadership Structure and Role in Risk Oversight

The Board believes full and open communication between it and management is essential for effective risk management and oversight. Members of our board meet regularly with our chief executive officer to discuss strategy and risks facing the company. Our Chief Executive Officer attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and any other matters. Our Chief Executive Officer is also asked to contribute to the agenda for these meetings, so that each functional division of the company can identify topics that may require board attention. Each quarter our chief executive officer presents to the board on strategic matters involving our operations and strategic initiatives and discusses with the board key strategies, challenges, risks, and opportunities for the company.

Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, is responsible for the oversight of risk management. In its risk oversight role, the Board of Directors monitors whether the risk management processes that management has designed and implemented are effective both as designed and as executed.

Communications with the Board of Directors

Stockholders and other interested persons may send communications to the Board of Directors, including to any of our non-management directors, our Chairman or any committee of the Board by writing to them at Janus Resources, Inc., 430 Park Avenue, Suite 702, New York, New York, 10022, Attention: President and Chief Executive Officer. The President and Chief Executive Officer will distribute all stockholder communications to the intended recipients.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

The Company does not currently have any standing committees of the Board of Directors and, accordingly, there are no formal committee charters. The full Board of Directors is responsible for performing the functions of the: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating Committee. We do not have a policy requiring director attendance at shareholder meetings, but members of our Board of Directors are encouraged to attend. Two members of the Board of Directors attended the Company’s most recent annual meeting.

DESCRIPTION OF OUR SECURITIES

General

We are authorized to issue up to 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

As of the Record Date, a total of 63,075,122 shares of our common stock were issued and outstanding; no shares of preferred stock are issued and outstanding. All of the outstanding issued and capital stock is, and will be, fully paid and non-assessable.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any shares of preferred stock that may be outstanding from time to time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the ability to issue up to 10,000,000 shares of preferred stock in one or more series, without stockholder approval. Our Board of Directors may designate for the series:

•	the number of shares and name of the series,
•	the voting powers of the series, including the right to elect directors, if any,
•	the dividend rights and preferences, if any,
•	redemption terms, if any,

•	liquidation preferences and the amounts payable on liquidation or dissolution, and
•	the terms upon which such series may be converted into any other series or class of our stock, including the common stock and any other terms that are not prohibited by law.

It is impossible for us to state the actual effect it will have on common stock holders if the Board of Directors designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our Company, and could discourage any such attempt. We have no present plans to issue any additional shares of preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date by:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock;
•	each of our directors; each of our named executive officers; and,
•	all of our directors and executive officers as a group.

Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.

Name and Address of Beneficial Owner	Positions and Offices Held	Number of Shares Beneficially Owned	Percent of Class (1)
Antonino Cacace 430 Park Avenue New York, NY 10022	President, Chief Executive Officer, Chief Financial Officer and Director	500,000	*
David Jenkins 430 Park Avenue New York, NY 10022	Director	3,500,000	5.5%
Joseph Sierchio 430 Park Avenue New York, NY 10022	Director	550,000	*
Kalen Capital Corporation (2) 1628 West 1st Avenue, Suite 216 Vancouver, British Columbia, V6J 1G1	Stockholder	25,264,800	40.1%
All Directors and Officers as a Group (3 persons)		4,550,000	7.2%

* Represents less than 1%.

(1) Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 63,075,122 shares of common stock issued and outstanding on a fully diluted basis as of the Record Date. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat, a former director, and former majority shareholder. In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNT

The Board of Directors has selected Peterson Sullivan, LLP (“Peterson Sullivan”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011, and has directed management to submit the selection of independent registered public accountants for ratification by the stockholders, which was approved pursuant to the Written Consent.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Peterson Sullivan as the Company’s independent registered public accountants. However, the Board of Directors submitted the selection of Peterson Sullivan to the stockholders for ratification as a matter of good corporate practice. Even though the selection has been ratified, the Board of Directors in its discretion may direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The Board selected Peterson Sullivan as the independent registered public accounting firm to audit the financial statements of the Company for its fiscal year ended December 31, 2011. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in the Company or any connection with the Company in any capacity otherwise than as independent accountants.

The Company does not currently have an audit committee.

The following table presents aggregate fees for professional services rendered by Peterson Sullivan for the years ended December 31, 2010 and 2009.

	Year Ended December 31,
	2010	2009
Audit fees	$36,317	$49,477
Tax Fees	4,477	4,343
Total	$40,794	$53,820

Audit Fees

Audit fees for the years ended December 31, 2010 and 2009, consist of the aggregate fees billed by Peterson Sullivan LLP for the audit of the financial statements included in our Annual Report on Form 10-K and review of interim consolidated financial statements included in the quarterly reports on Form 10-Q for the years ended December 31, 2010 and 2009. Audit fees also include services related to providing consents to fulfill the accounting firm’s responsibilities under generally accepted accounting principles.

Tax Fees

Tax Fees for the years ended December 31, 2010 and 2009, consist of the aggregate fees billed by Peterson Sullivan LLP for professional services rendered for tax compliance, tax advice and tax planning.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the election of directors or the selection of an independent registered accountant.

FINANCIAL INFORMATION

Certain financial information required under Rule 14c of the Exchange Act can be found in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 15, 2011. Such financial information is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the. These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.